Exhibit 23.3




                         CONSENT OF INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the three individual stock option grants to purchase common stock of Friede Goldman International, Inc. of our report dated April 17, 1998, with respect to the consolidated financial statements of Achere, S.A. for the year ended December 31, 1997 included in the Current Report on Form 8-K/A dated April 21, 1998, filed by Friede Goldman International Inc. with the Securities and Exchange Commission.





                               ERNST & YOUNG AUDIT



  Nantes, France
  December 16, 1998